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                                                                     Exhibit (j)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses of Liberty Quality Plus Bond Fund, Liberty Intermediate Government Income Fund and Liberty Corporate Bond Fund and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated December 11, 2001 with respect to the financial statements and financial highlights of Galaxy High Quality Bond Fund, Galaxy Intermediate Government Income Fund and Galaxy Corporate Bond Fund (three of the portfolios constituting the Galaxy Fund) included in the Galaxy Fund Annual Report dated October 31, 2001, in this Post-Effective Amendment No. 125 to the Registration Statement on Form N-1A (No. 2-15184) of the Liberty Funds Trust III.

                                    ERNST & YOUNG LLP

Boston, Massachusetts
October 28, 2002